UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 17, 2008
PROGRESSIVE GAMING INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (I.R.S. Employer Identification No.)
920 Pilot Road
 Las Vegas, Nevada 89119
 (Address of Principal Executive Offices)
 (702) 896-3890
 (Registrants telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation

Progressive Gaming International’s (the “Company’s”) management is cooperating with its senior secured lender, Private Equity Management Group Financial Corporation (“PEM”), to conduct a sale of substantially all of the Company’s assets pursuant to a Notification of Disposition of Collateral received on December 17, 2008. The sale of collateral will occur on January 15, 2009 to the highest qualified bidder unless the Company redeems the collateral anytime before the sale by paying all obligations in the amount of approximately $17 million (before adjustment for amounts repaid to PEM in December 2008 of approximately $1.1 million) and all reasonable expenses of the Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation
	By:	/s/ HEATHER A. ROLLO
Date: December 23, 2008		Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer